Exhibit 99.1

For Immediate Release

Danka Reports Fiscal Year 2007 First Quarter Operating Results

ST. PETERSBURG, FLORIDA (August 8, 2006) – Danka Business Systems PLC (NASDAQ: DANKY) today reported fiscal year 2007 first quarter results.

For the first quarter:

•	The Company’s operating loss from continuing operations was $5.3 million versus a $9.4 million loss in the prior year first quarter and a $14.6 million loss last quarter. Adjusted operating earnings from continuing operations were $9.6 million, versus a $3.3 million loss for the prior year first quarter and a $9.7 million loss last quarter. The adjusted operating earnings exclude $12.4 million in restructuring charges and a $2.5 million loss on the sale of a subsidiary.

•	Consolidated gross margin was 33.8%, which was up from 33.6% in the prior year quarter and up from 29.3% sequentially.

•	SG&A expenses were $78.8 million or 30.3% of revenue. These expenses were down 23.4%, or $24.1 million from the prior year quarter and down $9.5 million, or 10.7% sequentially.

•	Total revenue was $260.2 million which was 11.1% lower than the prior year quarter and down 4.1% sequentially. Retail equipment and related sales was $92.1 million, down 19.3% from the prior year quarter, and down 12.6% sequentially. Retail service revenue was $124.6 million, down 5.8% from the prior year quarter, but up 1.9% sequentially.

Due to its continued cost reduction efforts, the Company recorded an $11.9 million restructuring charge in the first three months of fiscal year 2007, consisting of $7.4 million in severance charges and $4.5 million in facility costs primarily related to the Company’s United States and Corporate headquarters in St. Petersburg, Florida. In addition, the Company recorded $0.5 million in restructuring charges related to prior year restructuring plans.

“I would like to commend all of our employees for their contributions in improving our operating profit performance this quarter”, said A.D. Frazier, Danka’s Chairman and Chief Executive Officer. “Their focus on profitability generated better results than we have experienced in many quarters. The substantial cost reduction actions taken during prior periods have clearly contributed to the improvement in our financial performance though, as expected, we saw some reduction in our overall revenues. We will now seek to address this by turning the majority of our attention away from cost reduction and restructuring activities and toward supplementing our sales and marketing resources, particularly in the area of adding quality salespersons in our key markets. Of course, we will continue to be mindful of our costs, as well as the need to generate profits, as we make these investments. We also plan to continue with efforts to strengthen our core business, eliminate errors and strengthen our customer relationships across the enterprise as we seek to build on our progress this quarter.”

Conference Call and Webcast

A conference call and Webcast to discuss Danka’s first quarter results has been scheduled for today, August 8, 2006, at 10:00a.m. EDT. To access the Webcast, please go to www.danka.com. To participate in the conference call, callers in the United States and Canada (and some United Kingdom callers) can dial 800-309-1555. Other international callers should dial 706-643-7754. Reference conference ID #3784525 when prompted. A recording of the call will be available approximately two hours after it’s completed through 12:00a.m. EDT on August 15, 2006. To access this recording, please call either 800-642-1687 or 706-645-9291 (conference ID #3784525), or visit Danka’s website.

About Danka

Danka delivers value to clients worldwide by using its expert technical and professional services to implement effective document information solutions. As one of the largest independent providers of enterprise imaging systems and services, the company enables choice, convenience, and continuity. Danka’s vision is to empower customers to benefit fully from the convergence of image and document technologies in a connected environment. This approach will strengthen the company’s client relationships and expand its strategic value. For more information, visit Danka at www.danka.com.

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Contacts:	Danka Investor Relations – Cheley Howes, 727-622-2760
Danka London – Paul G. Dumond, 44-207-605-0154

Certain statements contained herein, or otherwise made by our officers, including statements related to our future performance and our outlook for our businesses and respective markets, projections, statements of our plans or objectives, forecasts of market trends and other matters, are forward-looking statements, and contain information relating to us that is based on our beliefs as well as assumptions, made by, and information currently available to us. The words “goal”, “anticipate”, “expect”, “believe”, “could”, “should”, “intend” and similar expressions as they relate to us are intended to identify forward-looking statements, although not all forward looking statements contain such identifying words. No assurance can be given that the results in any forward-looking statement will be achieved. For the forward-looking statements, we claim the protection of the safe harbor for forward-looking statements provided for in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might cause such actual results to differ materially from those reflected in any forward-looking statements include, but are not limited to, the following: (i) any inability to successfully implement our strategy; (ii) any inability to successfully implement our cost restructuring plans to achieve and maintain cost savings; (iii) any inability to comply with the Sarbanes-Oxley Act of 2002; (iv) any material adverse change in financial markets, the economy or in our financial position; (v) increased competition in our industry and the discounting of products by our competitors; (vi) new competition from non-traditional competitors as the result of evolving and converging technology; (vii) any inability by us to procure, or any inability by us to continue to gain access to and successfully distribute current and new products, including digital products, color products, multi-function products and high-volume copiers, or to continue to bring current products to the marketplace at competitive costs and prices; (viii) any inability to arrange financing for our customers’ purchases of equipment from us; (ix) any inability to successfully enhance, unify and effectively utilize our management information systems; (x) any inability to access vendor or bank lines of credit, which could adversely affect our liquidity; (xi) any inability to record and process key data due to ineffective implementation of business processes and policies; (xii) any negative impact from the loss of a key vendor or customer; (xiii) any negative impact from the loss of any of our senior or key management personnel; (xiv) any change in economic conditions in markets where we operate or have material investments which may affect demand for our products or services; (xv) any negative impact from the international scope of our operations; (xvi) fluctuations in foreign currencies; (xvii) any incurrence of tax liabilities or tax payments beyond our current expectations, which could adversely affect our liquidity and profitability; (xviii) any inability to continue to access our credit facilities, or comply with the financial or other representations, warranties, covenants or maturities in our debt instruments; (xix) any delayed or lost sales or other impacts related to the commercial and economic disruption caused by natural disasters, including hurricanes; (xx) any delayed or lost sales and other impacts related to the commercial and economic disruption caused by terrorist attacks, the related war on terrorism, and the fear of additional terrorist attacks; (xxi) any inability by us to remediate our material weakness and (xxii) other risks including those risks identified in any of our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our analysis only as of the date they are made. Except as required by applicable law, we undertake no obligation, and do not intend, to update these forward-looking statements to reflect events or circumstances that arise after the date they are made. Furthermore, as a matter of policy, we do not generally make any specific projections as to future earnings, nor do we endorse any projections regarding future performance, which may be made by others outside our company.

United Kingdom Companies Act: The financial information contained in this announcement for the quarter ended June 30, 2006 is unaudited and does not constitute full statutory accounts within the meaning of Section 240 of the United Kingdom Companies Act 1985.

This press release contains information regarding adjusted operating earnings (loss) that is computed as operating earnings from continuing operations before restructuring and loss on sale of subsidiary; free cash flow that is computed as net cash provided by (used in) operating activities less capital expenditures plus proceeds from the sale of property and equipment and subsidiaries; net debt that is computed as current maturities of long-term debt and notes payable plus long-term debt and notes payable less cash and cash equivalents and restricted cash; and adjusted operating expenses that is computed as total operating expenses before restructuring charges and loss on sale of subsidiary. These measures are non-GAAP financial measures, defined as numerical measures of our financial performance that exclude or include amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles, or GAAP in our statement of operations, balance sheet or statement of cash flows. Pursuant to the requirements of Regulation G, we have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Although adjusted operating earnings (loss), free cash flow, net debt and adjusted operating expenses represent non-GAAP financial measures, we consider these measures to be key operating metrics of our business. We use these measures in our planning and budgeting processes, to monitor and evaluate our financial and operating results and to measure performance of our separate divisions. We also believe that adjusted operating earnings (loss), free cash flow, net debt and adjusted operating expenses are useful to investors because they provide an analysis of financial and operating results using the same measures that we use in evaluating the company. We expect that such measures provide investors with the means to evaluate our financial and operating results against other companies within our industry. We believe that these measures are meaningful to investors in evaluating our ability to meet our future debt service requirements and to fund our capital expenditures and working capital requirements. Our calculation of adjusted operating earnings (loss), free cash flow, net debt and adjusted operating expenses may not be consistent with the calculation of these measures by other companies in our industry. Adjusted operating earnings (loss), free cash flow, net debt and adjusted operating expenses are not measurements of financial performance under GAAP and should not be considered as an alternative to net earnings (loss) as an indicator of our operating performance or cash flows from operating activities as a measure of liquidity or any other measures of performance derived in accordance with GAAP.

Danka is a registered trademark and Danka @ the Desktop and TechSource are trademarks of Danka Business Systems PLC. All other trademarks are the property of their respective owners.

Danka Business Systems PLC

Consolidated Condensed Statements of Operations for the Three Months Ended June 30, 2006 and 2005

(In thousands, except per American Depositary Share (“ADS”) amounts)

(Unaudited)

	Three months ended June 30
	2006	2005
Revenue:
Retail equipment and related sales	$92,080	$114,052
Retail service	124,611	132,305
Retail supplies and rentals	19,852	22,248
Wholesale	23,662	23,973

Total revenue	260,205	292,578

Cost of sales:
Retail equipment and related sales costs	63,143	77,714
Retail service costs	78,352	83,537
Retail supplies and rental costs, including depreciation on rental assets	11,290	13,414
Wholesale costs	19,529	19,591

Total cost of sales	172,314	194,256

Gross profit	87,891	98,322
Operating expenses:
Selling, general and administrative expenses	78,833	102,912
Restructuring charges	12,351	6,087
Loss on sale of subsidiary	2,507	—
Other expense (income)	(539)	(1,309)

Total operating expenses	93,152	107,690

Operating earnings (loss) from continuing operations	(5,261)	(9,368)
Interest expense	(7,961)	(7,912)
Interest income	213	—

Earnings (loss) from continuing operations before income taxes	(13,009)	(17,280)
Provision (benefit) for income taxes	(1,438)	1,016

Earnings (loss) from continuing operations	(11,571)	(18,296)
Earnings (loss) from discontinued operations, net of tax	(263)	(1,503)
Gain (loss) on sale of discontinued operations, net of tax	—	(321)

Net earnings (loss)	$(11,834)	$(20,120)

Net earnings (loss) attributable to common shareholders
Net earnings (loss) from continuing operations	$(11,571)	$(18,296)
Dividends and accretion on participating shares	(5,606)	(5,326)

Net earnings (loss) from continuing operations attributable to common shareholders	$(17,177)	$(23,622)

Basic and diluted net earnings (loss) attributable to common shareholders per ADS:
Net earnings (loss) from continuing operations	$(0.27)	$(0.37)
Net earnings (loss) from discontinued operations	(0.00)	(0.03)

Net earnings (loss)	$(0.27)	$(0.40)

Weighted average ADSs	64,132	63,556

Danka Business Systems PLC

Consolidated Condensed Balance Sheets as of June 30, 2006 and March 31, 2006

(In thousands except per share data)

	June 30, 2006	March 31, 2006
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$40,465	$54,468
Restricted cash	21,285	20,529
Accounts receivable, net of allowance for doubtful accounts	189,275	189,354
Inventories	86,733	79,967
Assets held for sale – discontinued operations	—	—
Prepaid expenses, deferred income taxes and other current assets	10,874	8,251

Total current assets	348,632	352,569
Equipment on operating leases, net	11,780	12,138
Property and equipment, net	35,167	37,098
Goodwill	211,184	206,174
Other intangible assets, net of accumulated amortization	629	1,861
Deferred income taxes	1,373	87
Other assets	18,148	18,865

Total assets	$626,913	$628,792

Liabilities and shareholders’ equity (deficit)
Current liabilities:
Current maturities of long-term debt and notes payable	$12,287	$11,516
Accounts payable	171,600	165,667
Accrued expenses and other current liabilities	86,621	93,644
Taxes payable	23,732	21,247
Liabilities held for sale – discontinued operations	—	—
Deferred revenue	33,328	33,027

Total current liabilities	327,568	325,101
Long-term debt and notes payable, less current maturities	238,028	238,081
Deferred income taxes and other long-term liabilities	52,786	51,929

Total liabilities	618,382	615,111

6.5% senior convertible participating shares	327,147	321,541
Shareholders’ equity (deficit):
Ordinary shares, 1.25 pence stated value	5,330	5,330
Additional paid-in capital	329,745	329,745
Accumulated deficit	(614,263)	(596,823)
Accumulated other comprehensive loss	(39,428)	(46,112)

Total shareholders’ equity (deficit)	(318,616)	(307,860)

Total liabilities and shareholders’ equity (deficit)	$626,913	628,792

Danka Business Systems PLC

Consolidated Condensed Statements of Cash Flows for the Three Months Ended June 30, 2006 and 2005

(In thousands)

(Unaudited)

	Three Months Ended June 30,
	2006	2005
Operating activities:
Net earnings (loss)	$(11,834)	$(20,120)
Loss from discontinued operations	(263)	(1,824)

Earnings (loss) from continuing operations	(11,571)	(18,296)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	6,000	7,801
Deferred income taxes	(1,015)	(56)
Amortization of debt issuance costs	476	521
(Gain) loss on sale of property & equipment and equipment on operating leases	(101)	205
Loss on sale of subsidiary, net of cash	2,103	—
Proceeds from sale of equipment on operating leases	193	3
Restructuring charges (credits)	12,351	6,087
Changes in net assets and liabilities:
Accounts receivable	(538)	15,628
Inventories	(7,002)	(14,645)
Prepaid expenses and other current assets	(2,633)	(1,286)
Other non-current assets	(3,154)	6,169
Accounts payable	6,301	15,531
Accrued expenses and other current liabilities	(16,610)	(28,070)
Deferred revenue	475	(930)
Other long-term liabilities	584	(1,307)

Net cash used in continuing operations	(14,141)	(12,645)
Net cash provided by (used in) discontinued operations	—	(535)

Net cash used in operating activities	(14,141)	(13,180)

Investing activities:
Capital expenditures	(3,185)	(3,331)
Proceeds from sale of discontinued operations, net of cash	—	11,972
Proceeds from the sale of property and equipment	23	84

Net cash provided by (used in) continuing investing activities	(3,162)	8,725
Net cash used in discontinued investing activities	—	(326)

Net cash provided by (used in) investing activities	(3,162)	8,399
Financing activities:
Borrowings under line of credit agreements	17,000	816
Payments under line of credit agreements	(16,007)	(52)
Payments under capital lease arrangements	(430)	(810)
Proceeds from stock options exercised	—	16

Net cash (used in) provided by continuing financing activities	563	(30)
Net cash used in discontinued financing activities	—	(25)

Net cash (used in) provided by financing activities	563	(55)

Effect of exchange rates	2,737	(3,093)

Net decrease in cash and cash equivalents	(14,003)	(7,929)
Cash and cash equivalents from continuing operations, beginning of period	54,468	76,969
Cash and cash equivalents from discontinued operations, beginning of period	—	6,191
Cash and cash equivalents from discontinued operations, end of period	—	(4,747)

Cash and cash equivalents, end of period	$40,465	$70,484

Danka Business Systems PLC

Adjusted operating earnings (loss) from continuing operations for the three months ended June 30, 2006 and 2005

(In Thousands)

(Unaudited)

	For the Three Months Ended
	June 30, 2006	June 30, 2005
Operating earnings (loss) from continuing operations	$(5,261)	$(9,368)
Restructuring charges	12,351	6,087
Loss on sale of subsidiary	2,507	—

Adjusted operating earnings from continuing operations	$9,597	$(3,281)

Danka Business Systems PLC

Free cash flow for the three months ended June 30, 2006 and 2005

(In Thousands)

(Unaudited)

	For the Three Months Ended
	June 30, 2006	June 30, 2005
Net cash provided by continuing operations	$(14,141)	$(12,645)
Capital expenditures	(3,185)	(3,331)
Proceeds from sale of subsidiary	—	11,972
Proceeds from the sale of property and equipment	23	84

Free cash flow	$(17,303)	$(3,920)

Danka Business Systems PLC

Net Debt as of June 30, 2006 and March 31, 2006

(In Thousands)

(Unaudited)

	June 30, 2006	March 31, 2006
Current maturities of long-term debt and notes payable	$12,287	$11,516
Long-term debt and notes payable	238,028	238,081
Less: Cash and cash equivalents and restricted cash	(61,750)	(74,997)

Net Debt	$188,565	$174,600

Danka Business Systems PLC

Adjusted operating expenses

(In Thousands)

(Unaudited)

	For the Three Months Ended
	June 30, 2006	June 30, 2005
Total operating expenses	$93,152	$107,690
Restructuring charges	(12,351)	(6,087)
Loss on sale of subsidiary	(2,507)	—

Adjusted operating expenses	$78,294	$101,603